UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2010
(Exact name of registrant as specified in charter)

Connecticut	1-15052	06-1541045

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut	06506

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (203) 499-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Regulatory Update
On September 16, 2010 UIL Holdings Corporation (“UIL Holdings”) provided the following update with respect to the regulatory approval process in the State of Connecticut regarding its pending acquisition of Connecticut Energy Corporation, parent of The Southern Connecticut Gas Company, and CTG Resources, Inc., parent of Connecticut Natural Gas Corporation (the “Acquisition”):
The Connecticut Department of Public Utility Control (“DPUC”) completed hearings on September 8, 2010 with respect to the pending Acquisition. Pursuant to the DPUC’s docket schedule, briefs by docket participants were to be filed September 15, 2010 and reply briefs are to be filed September 21, 2010. In accordance with this schedule, UIL Holdings filed its brief in support of the DPUC approval, with no conditions. On September 15, 2010, the Office of Consumer Counsel and Office of the Attorney General of the State of Connecticut filed briefs stating their opposition. UIL Holdings intends to file its reply to these briefs in accordance with the DPUC schedule.
The DPUC schedule currently provides for a final decision with respect to the Acquisition to be issued November 10, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION Registrant

Date: September 16, 2010	By	/s/ Linda L. Randell
Linda L. Randell
Senior Vice President and General Counsel